Exhibit 99.1

American Software Reports Preliminary Fourth Quarter and Fiscal Year 2011 Results

Company achieves 41st consecutive quarter of profitability, License Fee Revenue increase 151%, GAAP Net Earnings Increase 107% for the quarter

ATLANTA--(BUSINESS WIRE)--June 21, 2011--American Software, Inc. (NASDAQ: AMSWA) today reported preliminary financial results for the fourth quarter of fiscal year 2011, delivering a 151% increase in fourth quarter license fee revenue and a 107% increase in GAAP net earnings when compared to the same period last year. The Company has achieved 41 consecutive quarters of profitability and 31 consecutive quarters of providing dividend distributions to shareholders.

Key fourth quarter financial highlights:

  Total revenues for the quarter ended April 30, 2011 were $25.2 million, an increase of 33% over the comparable period last year.
  Software license fee revenues for the quarter ended April 30, 2011 were $8.0 million, an increase of 151% over the same period last year.
  Services and other revenues for the quarter ended April 30, 2011 were $9.6 million, an increase of 8% over the same period last year.
  Maintenance revenues for the quarter ended April 30, 2011 were $7.6 million, an increase of 11% over the comparable period last year.
  Operating earnings for the quarter ended April 30, 2011 were $3.6 million, an increase of 171% compared to the same period last year.
  GAAP net earnings for the quarter ended April 30, 2011 were $2.8 million or $0.10 per fully diluted share, an increase of 107% over the fourth quarter of fiscal 2010.
  Adjusted net earnings for the quarter ended April 30, 2011, which excludes stock-based compensation expense and acquisition-related amortization of intangibles, were $3.0 million or $0.11 per fully diluted share, an increase of 81% compared to $1.7 million or $0.06 per fully diluted share for the same period last year, which excluded stock-based compensation expense, acquisition-related amortization of intangibles and expenses related to the Optiant acquisition by Logility, Inc.

  Adjusted EBITDA increased 133% to $5.0 million in the quarter ended April 30, 2011, from $2.1 million in the quarter ended April 30, 2010. Adjusted EBITDA represents GAAP net income adjusted for amortization of intangibles, depreciation, interest income, income tax provision, stock-based compensation, acquisition-related costs and other significant non-routine operating and non-operating income and expense items.

Key fiscal 2011 year financial highlights:

  Total revenues for the twelve months ended April 30, 2011 were $85.6 million, a 14% increase over the previous fiscal year.
  Software license fee revenue for the twelve-month period was $19.2 million, a 24% increase compared to the previous year.
  Services and other revenues were $37.0 million, a 14% increase compared to the previous year.
  Maintenance revenues were $29.4 million, a 7% increase over the last year.
  For the twelve months ended April 30, 2011, the Company reported operating earnings of $9.2 million, a 26% increase over the previous year.
  GAAP net earnings for the 12 months ended April 30, 2011, were $7.4 million or $0.28 per fully diluted share, a 27% increase compared to $5.7 million or $0.22 per fully diluted share for the previous year.
  Adjusted net earnings year to date as of April 30, 2011, which excludes stock-based compensation expenses, acquisition-related amortization of intangibles and severance expenses, were $8.6 million or $0.33 per fully diluted share, compared to $7.3 million or $0.28 per fully diluted share for the prior fiscal year, which excluded stock-based compensation expenses, acquisition-related amortization of intangibles, stock-based compensation and other expenses related to the Logility tender offer and the Optiant acquisition by Logility, Inc.

The Company is including adjusted EBITDA, adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP compliant financial information and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

The overall financial condition of the Company remains strong, with no debt and with cash and investments of approximately $55.4 million as of April 30, 2011. During the fourth quarter, the Company increased cash and investments by approximately $2.9 million from the preceding quarter. As of April 30, 2011, cash and investments increased by approximately $1.5 million compared to April 30, 2010 while the Company paid approximately $9.3 million in shareholder dividends during fiscal year 2011.

“The Company delivered a strong finish to fiscal year 2011, achieving a 107% increase in GAAP net earnings fueled by a 151% increase in license fee revenue,” stated James C. Edenfield, president and CEO of American Software. “For fiscal year 2011, we welcomed 92 new customers, signed license agreements with customers in 23 countries and continued our healthy investment in research and development. With 41 consecutive quarters of profitability combined with consistent growth in our global customer base, American Software is well positioned with a robust portfolio of innovative enterprise application solutions and deep supply chain management expertise.”

“Our focus is on helping companies leverage their supply chains to create operational, market and brand advantages that drive results in both good and difficult economic environments,” continued Edenfield. “Leaders are investing in supply chain technology to accelerate the sales and operations planning (S&OP) process, streamline new product introductions, optimize inventory investments, and harness the benefits of a global marketplace to increase profits.”

“Our sustained profitability has allowed the Company to provide a tangible benefit to our shareholders with a quarterly dividend for 31 consecutive quarters,” said Edenfield. “On May 16, 2011 our Board of Directors authorized the Company's next quarterly dividend of $0.09 per common share, which is payable on September 9, 2011 to shareholders of record at the close of business on August 19, 2011. This will mark the 32nd consecutive quarter in which the Board of Directors has declared a dividend distribution to our shareholders.”

Additional highlights for the fourth quarter of fiscal year 2011 include:

Customers:

  Notable new and existing customers placing orders with the Company in the fourth quarter include: Apria Healthcare, Augusta Sportswear, Blommer Chocolate Company, Covidien Latin America, Cycling Sports Group, Foschini Retail Group, Lakeside Foods, Lifetime Brands, Ocean Beauty Seafoods, Polar Electro Oy, Porta Mouldings Pty, Redwing Shoe Company, and Tumi.
  During the quarter, software license agreements were signed with customers located in 11 countries including: Australia, Brazil, Canada, China, Finland, France, Japan, South Africa, Sweden, the United Kingdom, and the United States.
  Logility announced that American Italian Pasta Company, Continental Mills, Griffith Laboratories Worldwide, Inc., and Huhtamaki were recognized as recipients of the Logility Leadership Award, presented for supply chain excellence powered by Logility Voyager Solutions at the 2011 Connections Conference: Navigate Your Voyage to Supply Chain Excellence.
  Logility announced that Swiss Valley Farms, a four-state dairy cooperative with 1,000 members and annual sales in excess of $300 million, has successfully deployed Logility Voyager Solutions™ to improve forecast accuracy and help the company expand into new international markets.
  Logility and Diversey, a leading global provider of commercial cleaning, sanitation and hygiene solutions, presented together at the IE Group's Integrated Business Planning Summit in Zurich, Switzerland on how to translate demand plans into successful supply plans as well as the drivers for successful sales and operations planning and the importance of flexibility throughout the process.

  Three Logility Voyager Solutions customer executives, Michael Burke, director, supply chain planning, Continental Mills; Marilyn Anderson, vice president, global planning, logistics and customer service, Diversey; and Cliff Engle, senior vice president of supply chain, Fender Musical Instruments Corporation; were selected as Supply & Demand Chain Executive's 2011 Pros to Know. Burke, Anderson and Engle, three of the 30 individuals honored in the 11th annual listing, are recognized for their excellence in leading initiatives that have helped to better position their companies to take advantage of changing market conditions.
  New Generation Computing® (NGC), a wholly-owned subsidiary of the Company, announced that Jaya Apparel Group LLC (formerly L’Koral LLC) is implementing NGC's Extended PLM software across all the company's divisions. The rapidly growing apparel company specializes in contemporary women’s fashion for the industry's top retailers and brands. Jaya's 10 divisions include Patterson J. Kincaid and Elizabeth and James, a modern lifestyle brand designed by Mary-Kate and Ashley Olsen.
  NGC announced that Granada Sales Corp., a private-label manufacturer of women's loungewear and sleepwear, is implementing NGC's Enterprise Resource Planning (ERP) software to boost productivity and efficiency in every area of Granada's business and financial operations.
  NGC announced that Lakeshore Learning Materials, a rapidly growing, innovative developer and retailer of educational toys and learning materials for children, is implementing NGC's PLM solution for product design and development.
  NGC announced that Land ‘N Sea, a private-label women and children’s apparel manufacturer, selected NGC’s PLM and Global Sourcing software. NGC will help Land ‘N Sea respond even faster to fashion trends, improve collaboration and efficiency throughout the product development and production process, and deliver extraordinary service to retailers, such as Wal-Mart, J.C. Penney, T.J. Maxx and Kmart.
  NGC announced that Valley Manufacturing, a full-package manufacturer of high-quality sportswear and sleepwear for U.S. brands, implemented NGC's Enterprise Resource Planning (ERP) software to bring new efficiency and productivity to the company’s expanding business.

Company and Technology:

  Logility, a wholly-owned subsidiary of the Company, was voted one of Atlanta’s Top Workplaces. The award was based on an Atlanta Journal-Constitution survey completed by employees of Atlanta-area organizations and was featured in the Sunday, April 17 edition of the Atlanta Journal-Constitution.
  Logility announced the availability of the latest version of Logility Voyager Solutions™. The award-winning supply chain management suite now includes enhancements to multi-tier vendor minimums, substitution logic, role-based workflow, and global visibility of demand, inventory and supply which allow companies to gain insight from all areas of the supply chain and collaborate more effectively with partners and suppliers.
  Logility was honored for the 11th consecutive year by Consumer Goods Technology magazine readers as a top supply chain management solution provider. In addition, Logility was once again voted number one in customer experience in supply chain execution.

  Demand Management, Inc. a wholly-owned subsidiary of Logility, announced that Supply & Demand Chain Executive Magazine recognized company president Bill Harrison as one of its 2011 Provider Pros to Know.

About American Software, Inc.

Atlanta-based American Software (NASDAQ: AMSWA) provides demand-driven supply chain management and enterprise software solutions, backed by more than 40 years of industry experience, that drive value for companies regardless of market conditions. Logility, Inc., a wholly-owned subsidiary of American Software, is a leading provider of supply chain management solutions for companies of all sizes. Logility Voyager Solutions™ is a comprehensive suite, which includes supply chain visibility; demand, inventory and replenishment planning; Sales and Operations Planning (S&OP); inventory and supply optimization; manufacturing planning and scheduling; transportation planning and management; and warehouse management. Demand Management, Inc., a wholly-owned subsidiary of Logility, delivers supply chain solutions to small and midsized manufacturers, distributors and retailers. Demand Management’s Demand Solutions® suite is widely deployed and globally recognized for forecasting, demand planning and point-of-sale analysis. Logility and Demand Management proudly serve customers such as Arch Chemicals, Avery Dennison Corporation, McCain Foods, Pernod Ricard, Sigma Aldrich, and VF Corp. New Generation Computing Inc. (NGC), a wholly-owned subsidiary of American Software, provides PLM, Global Sourcing and ERP solutions to the fashion, apparel, footwear, and retail industries. NGC’s global customers include A|X Armani Exchange, Carter’s, Maggy London, Hugo Boss, Parigi Group, and Tristan America. For more information about American Software, please visit www.amsoftware.com, call (800) 726-2946 or email: ask@amsoftware.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, continuing U.S. and global economic uncertainty, the timing and degree of business recovery, unpredictability and the irregular pattern of future revenues, dependence on particular market segments or customers, competitive pressures, delays, product liability and warranty claims and other risks associated with new product development, undetected software errors, market acceptance of the Company’s products, technological complexity, the challenges and risks associated with integration of acquired product lines, companies and services, as well as a number of other risk factors that could affect the Company’s future performance. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2010 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Inc., Demand Solutions is a registered trademark of Demand Management, Inc., and NGC and New Generation Computing, Inc. are registered trademarks of New Generation Computing. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data, unaudited)

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
	2011	2010	Pct Chg.	2011	2010	Pct Chg.
Revenues:
License	$7,983	$3,178	151%	$19,240	$15,503	24%
Services & other	9,551	8,853	8%	36,960	32,298	14%
Maintenance	7,640	6,862	11%	29,389	27,475	7%
Total Revenues	25,174	18,893	33%	85,589	75,276	14%

Cost of Revenues:
License	2,076	637	226%	5,828	3,374	73%
Services & other	7,375	6,298	17%	27,205	22,797	19%
Maintenance	1,860	1,623	15%	7,152	6,803	5%
Total Cost of Revenues	11,311	8,558	32%	40,185	32,974	22%
Gross Margin	13,863	10,335	34%	45,404	42,302	7%

Operating expenses:
Research and development	2,561	2,386	7%	9,953	9,132	9%
Less: capitalized development	(780)	(643)	21%	(2,565)	(2,410)	6%
Sales and marketing	4,939	3,863	28%	15,720	15,045	4%
General and administrative	3,263	3,258	0%	12,028	12,908	(7%)
Provision/(Recovery) of doubtful accounts	130	5	nm	172	(297)	nm
Amortization of acquisition-related intangibles	134	132	2%	684	395	73%
Stock option compensation charge related to the Logility tender offer	-	-	-	-	230	nm
Severance expenses	-	-	-	219	-	nm

Total Operating Expenses	10,247	9,001	14%	36,211	35,003	3%
Operating Earnings	3,616	1,334	171%	9,193	7,299	26%
Interest Income & Other, Net	597	667	(10%)	1,941	1,929	1%
Earnings Before Income Taxes and Noncontrolling Interest	4,213	2,001	111%	11,134	9,228	21%
Income Tax Expense	1,460	672	117%	3,770	3,434	10%
Net Earnings	$2,753	$1,329	107%	$7,364	$5,794	27%
Net earnings attributable to noncontrolling interests	-	-	-	-	90	nm
Net Earnings attributable to American Software, Inc.	$2,753	$1,329	107%	$7,364	$5,704	29%
Earnings per common share: (1)
Basic	$0.11	$0.05	120%	$0.29	$0.23	26%
Diluted	$0.10	$0.05	100%	$0.28	$0.22	27%

Weighted average number of common shares outstanding:
Basic	25,958	25,325		25,751	25,318
Diluted	26,515	25,893		26,183	25,881

AMERICAN SOFTWARE, INC.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except per share data, unaudited)

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
	2011	2010	Pct Chg.	2011	2010	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$2,753	$1,329	107%	$7,364	$5,704	29%
Income tax provision	1,460	672	117%	3,770	3,434	10%
Interest Income & Other, Net	(597)	(667)	(10%)	(1,941)	(1,929)	1%
Amortization of intangibles	790	168	370%	2,689	890	202%
Depreciation	306	315	(3%)	1,233	1,270	(3%)
EBITDA (earnings before interest, taxes, depreciation and amortization)	4,712	1,817	159%	13,115	9,369	40%
Severance expenses	-	-	-	219	-	nm
Stock-based compensation	256	203	26%	985	806	22%
Expenses related to the Optiant acquisition	-	113	nm	-	128	nm
Stock option compensation charge related to the Logility tender offer	-	-	-	-	230	nm
Expenses related to the Logility tender offer	-	-	-	-	552	nm
Adjusted EBITDA	$4,968	$2,133	133%	$14,319	$11,085	29%

EBITDA , as a percentage of revenue	19%	10%		15%	12%

Adjusted EBITDA , as a percentage of revenue	20%	11%		17%	15%

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
	2011	2010	Pct Chg.	2011	2010	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$2,753	$1,329	107%	$7,364	$5,704	29%
Amortization of acquisition-related intangibles (2)	88	88	0%	452	248	82%
Stock-based compensation (2)	165	134	23%	637	505	26%
Severance expenses (2)	-	-	-	134	-	nm
Stock option compensation charge related to the Logility tender offer (2)	-	-	-	-	141	nm
Expenses related to the Optiant acquisition (3)	-	113	nm	-	128	nm
Expenses related to the Logility tender offer (3)	-	-	-	-	552	nm
Adjusted Net Earnings	$3,006	$1,664	81%	$8,587	$7,278	18%

Adjusted non-GAAP diluted earnings per share	$0.11	$0.06	83%	$0.33	$0.28	18%

(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.11 and $0.29 for the three and twelve months ended April 30, 2011, respectively. Diluted per share for Class B shares under the two-class method are $0.05 and $0.23 for the three and twelve months ended April 30, 2010, respectively.
(2) - Tax affected using the effective tax rate for the three and twelve months period ended April 30, 2011 and 2010.
(3) - Not tax affected due to no tax deduction recorded on these expenses nm- not meaningful

American SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)

	April 30,	April 30,
	2011	2010

Cash and Short-term Investments	$44,567	$38,030
Accounts Receivable:
Billed	14,409	8,721
Unbilled	4,151	2,419
Total Accounts Receivable, net	18,560	11,140
Prepaids & Other	2,918	3,373
Deferred Tax Asset	77	-
Current Assets	66,122	52,543

Investments - Non-current	10,844	15,849

PP&E, net	5,723	6,490
Capitalized Software, net	7,562	6,890
Goodwill	12,601	12,601
Other Intangibles, net	1,880	2,677
Other Non-current Assets	100	125
Total Assets	$104,832	$97,175

Accounts Payable	$1,011	$986
Accrued Compensation and Related costs	4,245	2,949
Dividend Payable	2,345	2,284
Other Current Liabilities	4,499	1,986
Deferred Tax Liability - Current	-	63
Deferred Revenues	17,307	15,147
Current Liabilities	29,407	23,415

Deferred Tax Liability - Long term	1,375	1,480

Shareholders' Equity	74,050	72,280

Total Liabilities & Shareholders' Equity	$104,832	$97,175

CONTACT:
American Software, Inc.
Vincent C. Klinges, 404-264-5477
Chief Financial Officer